SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 31, 2002

HEALTHAXIS INC.
(Exact name of Registrant as specified in its Charter)

Pennslyvania	0-13591	23-2214195

(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

5215 N. O’Connor Blvd., 800 Central Tower, Irving, Texas 75039
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 443-5000

Item 5. Other Events.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURE
EX-99.1 Press Release

Item 5. Other Events.

     On July 31, 2002, HealthAxis Inc. issued a press release announcing that it had closed a transaction in which the holders of its convertible debentures in the principal amount of $27.5 million exchanged their debentures for shares of Series A Convertible Preferred Stock and a cash payment of $4.0 million. The transaction closed on July 31, 2002. A copy of such press release is filed as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibit

     The following exhibit is filed with this report:

     99.1 Press Release issued by HealthAxis Inc. on July 31, 2002.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2002	HEALTHAXIS INC.

	By:	/s/ JOHN M. CARRADINE

John M. Carradine
Chief Financial Officer

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INDEX TO EXHIBITS

99.1	Press Release issued by HealthAxis Inc. on July 31, 2002.

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